Exhibit 14

PRICEWATERHOUSECOPPERS
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                                            PRICEWATERHOUSECOOPERS LLP
                                            950 SEVENTEENTH STREET
                                            SUITE 2500
                                            DENVER CO 80202
                                            TELEPHONE (303) 893 8100



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated September 9, 1998 relating to the financial statements and financial highlights appearing on July 31, 1998 Annual Report to Shareholders of INVESCO Asian Growth Fund (one of the portfolios constituting INVESCO Specialty Funds, Inc.) and our report dated December 9, 1998 relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of INVESCO Pacific Basin Fund (one of the portfolios constituting INVESCO International Funds, Inc.,) which are also incorporated by reference into the Statement of Additional Information.

We also consent to the reference to us under the heading "experts" in the combined Prospectus/Proxy Statement, constituting part of this Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Denver, Colorado
January 22, 1999